Exhibit 4.2.1

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT is entered into as of February 9, 2012 (this “Amendment”), by and among Bazaarvoice, Inc., a Delaware corporation (the “Company”), General Atlantic Partners 90, L.P., a Delaware limited partnership, GAP Coinvestments III, LLC, a Delaware limited liability company, GAP Coinvestments IV, LLC, a Delaware limited liability company, GAP Coinvestments CDA, L.P., a Delaware limited partnership, GAPCO GmbH & Co. KG, a German limited partnership, and the individuals and entities listed on the signature pages hereto. Except as expressly set forth in this Amendment, all capitalized terms used herein shall have the meanings ascribed to them in the Amended and Restated Investors’ Rights Agreement.

WITNESSETH:

WHEREAS, the Company, the Investors and the Founders have entered into that certain Amended and Restated Investors’ Rights Agreement, dated as of February 9, 2010;

WHEREAS, in accordance with Section 4.2 of the Amended and Restated Investors’ Rights Agreement, which provides that, among other things, the Amended and Restated Investors’ Rights Agreement may be amended with the written consent of the Company and the Investors holding at least a majority of the then-outstanding Registrable Securities held by the Investors, the parties hereto desire to enter into this Amendment to amend the Amended and Restated Investors’ Rights Agreement; and

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.    Definitions.

(a)    Section 1.1 of the Amended and Restated Investors’ Rights Agreement is hereby amended by adding the following defined term:

“General Atlantic Stockholders” means General Atlantic Partners 90, L.P., GAP Coinvestments III, LLC, GAP Coinvestments IV, LLC, GAP Coinvestments CDA, L.P., GAPCO GmbH & Co. KG and any affiliated investment fund that owns or acquires shares of Common Stock of the Company.”

(b)    Amendment of definition of “Conversion Stock.” The definition of “Conversion Stock” in Section 1.1(c) of the Amended and Restated Investors’ Rights Agreement is hereby amended and restated to read as follows:

“Conversion Stock” means the shares of Common Stock issued or issuable upon conversion of the Shares and the shares of Common Stock acquired by the General Atlantic Stockholders pursuant to that certain Stock Transfer Agreement dated as of February 8, 2012.”

(c)    Amendment of definition of “Holder.” The following sentence is hereby added to the end of the definition of “Holder” in Section 1.1(f) of the Amended and Restated Investors’ Rights Agreement:

“For the avoidance of doubt, it is agreed that the General Atlantic Stockholders shall be Holders for all purposes of this Agreement.”

(d)    Amendment of definition of “Registrable Securities.” The following sentence is hereby added to the end of the definition of “Registrable Securities” in Section 1.1(i) of the Amended and Restated Investors’ Rights Agreement:

“In addition, Registrable Securities shall include all shares of Common Stock owned by the General Atlantic Stockholders as of the closing date of the Company’s initial public offering of Common Stock and any shares of Common Stock acquired by the General Atlantic Stockholders after such date.”

2.    Amendment of Section 1.2(a). Section 1.2(a) of the Amended and Restated Investors’ Rights Agreement is hereby amended and restated to read as follows:

“(a)    Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) five (5) years from the date of this Agreement or (ii) the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating solely to employee benefit or similar plans or a registration statement relating to a Rule 145 transaction), a written request from the Holders of a majority of the Registrable Securities then outstanding or from the General Atlantic Stockholders that the Company effect a registration under the Securities Act (including, without limitation, a shelf registration) with respect to at least a majority of the Registrable Securities then outstanding (or in the case of a registration initiated by the General Atlantic Stockholders, with respect to Registrable Securities meeting the requirements of Section 1.2(d)(ii)), then the Company shall (i) give written notice of such request to all Holders within ten (10) calendar days of the date such request is given and (ii) use its best efforts to effect as soon as practicable (and in any event within sixty (60) calendar days of the date such request is given) the registration under the Securities Act of all Registrable Securities that the Holders request to be registered within twenty (20) calendar days of the date the Company’s notice referred to in this subsection 1.2(a) is given; provided, that the General Atlantic Stockholders may not request any registration pursuant to this Section 1.2(a) until eighteen (18) months following the closing date of the Company’s initial public offering of Common Stock.”

3.    Amendment of Section 1.2(d). Section 1.2(d)(i) of the Amended and Restated Investors’ Rights Agreement is hereby amended and restated to read as follows:

“(i)(a) in the case of a registration initiated by the Holders of a majority of the shares of Registrable Securities, after the Company has effected two (2) registrations initiated by such Holders pursuant to this Section 1.2 and such registration has been declared or ordered effective, and (b) in the case of a registration initiated by the General Atlantic Stockholders, after the Company has effected one (1) registration initiated by the General Atlantic Stockholders and such registration has been declared or ordered effective; provided, that a registration shall not count as one of the registrations pursuant to Section 1.2(a) or (b) unless the holders of Registrable Securities are able to sell a majority of the Registrable Securities included in such registration;”

4.    Amendment of Section 1.12(a). Section 1.12(a) of the Amended and Restated Investors’ Rights Agreement is hereby amended and restated to read as follows:

“(a) Subject to the conditions of this Section 1.12, if the Company shall receive from the Holders of at least twenty-five percent (25%) of the Registrable Securities then outstanding or from the General Atlantic Stockholders a written request that the Company effect a registration (including, without limitation, a shelf registration) on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder(s), then the Company shall (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders and (b) use its commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities specified in such request, together with all or such portion of the Registrable Securities of any other Holder joining in such request as are specified in a written request given within fifteen (15) calendar days of the date the Company’s notice referred to in clause (a) of this sentence is given; provided, that the General Atlantic Stockholders may not request any registration pursuant to this Section 1.12(a) until eighteen (18) months following the closing date of the Company’s initial public offering of Common Stock.”

5.    Amendment of Section 1.12(d)(ii). The following is hereby added to the end of Section 1.12(d)(ii) of the Amended and Restated Investors’ Rights Agreement:

“(or $10,000,000 in the case of a registration initiated by the General Atlantic Stockholders)”

6.    Amendment of Section 1.16.

(a)    The following is hereby added to the beginning of clause (i) of Section 1.16 of the Amended and Restated Investors’ Rights Agreement:

“other than in respect of the registration rights of the General Atlantic Stockholders,”

(b) Clause (ii) of Section 1.16 of the Amended and Restated Investors’ Rights Agreement is hereby amended and restated to read as follows:

“(ii) as to any Holder, such time, at which all Registrable Securities held by such Holder can be sold immediately without registration in compliance with Rule 144 of the Securities Act without regard to any volume limitations under Rule 144.”

7.    Amendment of Section 4.2. Section 4.2 of the Amended and Restated Investors’ Rights Agreement is hereby amended by adding the following proviso to the end of the first sentence of Section 4.2:

“provided further, however, that in the event such termination, amendment or waiver adversely affects the rights or obligations of the General Atlantic Stockholders in a different manner than all of the other Holders or adversely affects any rights of the General Atlantic Stockholders that are not shared by other Holders or that are specific to the General Atlantic Stockholders, then such termination, amendment or waiver of the rights of the General Atlantic Stockholders under this Agreement shall also require the consent of the General Atlantic Stockholders.”

8.    Effectiveness of Amendments. This Amendment (and the amendments to the Amended and Restated Investors’ Rights Agreement contained herein) shall not take effect until the closing of the Company’s initial public offering of shares of Common Stock. If that certain Stock Transfer Agreement, dated the date hereof, by and among the sellers identified on Schedule A thereto, the purchasers identified on Schedule B thereto and the Company is terminated pursuant to Section 5.01 thereof, this Amendment (and the amendments to the Amended and Restated Investors’ Rights Agreement contained herein) shall have no effect and the Amended and Restated Investors’ Rights Agreement (and the provisions contained therein) in effect immediately prior to the execution of this Amendment shall continue to remain in full force and effect.

9.    Amendment. This Amendment may not be terminated and no term of this Amendment may be amended or waived (generally or in a particular instance and either retroactively or prospectively) without the written consent of each party hereto.

10.    No Other Amendments. Except as otherwise expressly amended or modified hereby, all of the terms and conditions of the Amended and Restated Investors’ Rights Agreement shall continue in full force and effect. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each similar reference in the Amended and Restated Investors’ Rights Agreement shall refer to the Amended and Restated Investors’ Rights Agreement as amended hereby.

11.    Entire Agreement. This Amendment, the Amended and Restated Investors’ Rights Agreement, including the exhibits attached thereto, and the other documents delivered pursuant to the Amended and Restated Investors’ Rights Agreement constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and thereof, and no party shall be liable or bound to any other party in any matter by any warranties, representations or covenants except as specifically set forth herein or therein.

12.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF DELAWARE AS APPLIED TO AGREEMENTS ENTERED INTO AMONG DELAWARE RESIDENTS TO BE PERFORMED ENTIRELY WITHIN DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS RULES.

13.    Severability. In the event that any provision of this Amendment becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Amendment shall continue to be in full force and effect without said provision, provided that no such severability shall be effective if it materially changes the economic benefit of this Amendment to any party.

14.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first written above.

Bazaarvoice, Inc.

By:	/s/ Brett A. Hurt
Name: Brett A. Hurt Title: Chief Executive Officer

Signature Page to Amendment No. 1 to the Amended and Restated Investors’ Rights Agreement

General Atlantic Partners 90, L.P.

By: General Atlantic GenPar, L.P., its general partner

By: General Atlantic LLC, its general partner

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy Title: Managing Director

GAP Coinvestments III, LLC

By: General Atlantic LLC, its managing member

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy Title: Managing Director

GAP Coinvestments IV, LLC

By: General Atlantic LLC, its managing member

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy Title: Managing Director

GAP Coinvestments CDA, L.P.

By: General Atlantic LLC, its general partner

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy Title: Managing Director

Signature Page to Amendment No. 1 to the Amended and Restated Investors’ Rights Agreement

GAPCO GmbH & Co. KG

By: GAPCO Management GmbH, its general partner

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy Title: Procuration Officer

Signature Page to Amendment No. 1 to the Amended and Restated Investors’ Rights Agreement

AUSTIN VENTURES VIII, L.P.

By:	AV Partners VIII, L.P. its general partner

By:	/s/ Chris Pacitti
Chris Pacitti, General Partner

Signature Page to Amendment No. 1 to the Amended and Restated Investors’ Rights Agreement

BATTERY VENTURES VIII, L.P.

By:	Battery Partners VIII, L.L.C. its general partner

By:	/s/ Neeraj Agrawal
Neeraj Agrawal, Managing Member

Signature Page to Amendment No. 1 to the Amended and Restated Investors’ Rights Agreement

EA PRIVATE INVESTMENTS, LLC

By:	/s/ Giles Eyre
Name:	Giles Eyre
Title:	Managing Member

EA PRIVATE INVESTMENTS, LLC LIQUIDATING TRUST

By: Eastern Advisors Capital Group, LLC Its: Trustee

By:	/s/ Giles Eyre
Name:	Giles Eyre
Title:	Managing Member

EASTERN ADVISORS PRIVATE EQUITY FUND, LP

By:	/s/ Giles Eyre
Name:	Giles Eyre
Title:	Managing Member

EASTERN ADVISORS PRIVATE EQUITY FUND QP, LP

By:	/s/ Giles Eyre
Name:	Giles Eyre
Title:	Managing Member

EAPE HOLDINGS, LLC

By: Eastern Advisors Private Equity Fund, LP, its managing member By: EA Private Fund GP, LP, its general partner By: EAGP Advisors LLC, its general partner

By:	/s/ Giles Eyre
Name:	Giles Eyre
Title:	Managing Member

EAPEQ HOLDINGS, LLC

By: Eastern Advisors Private Equity Fund QP, LP, its managing member By: EA Private Fund GP, LP, its general partner By: EAGP Advisors LLC, its general partner

By:	/s/ Giles Eyre
Name:	Giles Eyre
Title:	Managing Member

Signature Page to Amendment No. 1 to the Amended and Restated Investors’ Rights Agreement

BRETT A. HURT

By:	/s/ Brett A. Hurt
Brett A. Hurt

Signature Page to Amendment No. 1 to the Amended and Restated Investors’ Rights Agreement

BAH TRUST

By:	/s/ Debra Hurt
Debra Hurt, Trustee

Signature Page to Amendment No. 1 to the Amended and Restated Investors’ Rights Agreement